EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the use, in the Post-Effective Amendment No. 3 to the Registration Statement filed on Form S-1 of Tombstone Technologies, Inc., of our report dated March 13, 2009 on our audits of the financial statements of Tombstone
Technologies, Inc. as of December 31, 2008, and the related statement of operations, changes in shareholders' equity, and cash flows for each of the years in the two year period ended December 31, 2008, and the reference to us under the caption "Experts."



//s// Cordovano and Honeck, LLP
-----------------------------------
Cordovano and Honeck LLP
Englewood, Colorado

September 15, 2009